EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61520) pertaining to the Amended and Restated 1995 Stock Plan and the 2000 Director and Officer Stock Option and Incentive Plan of Citrix Systems, Inc., the Registration Statement (Form S-8 No. 333-80201) pertaining to the Amended and Restated 1995 Stock Plan, the Second Amended and Restated 1995 Non-Employee Director Stock Option Plan and the Second Amended and Restated 1995 Employee Stock Purchase Plan of Citrix Systems, Inc., and the Registration Statement (Form S-8 No. 333-121420) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2003 Stock Incentive Plan of Net6, Inc. of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of Citrix Systems, Inc., Citrix Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Citrix Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/Ernst & Young LLP

Certified Public Accountants

West Palm Beach, Florida

March 10, 2005